October 1, 2025	Exhibit 5.1

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite115

Centennial, CO

80112

RE:	NioCorp Developments Ltd. – Registration Statement on Form S-8

Dear Sirs/Mesdames:

We have acted as Canadian counsel to NioCorp Developments Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “Commission”) on the date hereof of the above captioned registration statement on Form S-8 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”). We understand that the purpose of the Registration Statement is to register a total of 17,574,785 common shares without par value of the Company (the “Shares”), which are issuable pursuant to the exercise of stock options or the settlement of restricted share units, performance share units or other applicable awards (collectively, the “Awards”) which have or may be granted under the NioCorp Developments Ltd. Long Term Incentive Plan, as approved by the board of directors of the Company on September 29, 2017, as amended on September 24, 2020 and as further amended on December 4, 2023, and by the Company’s shareholders on November 9, 2017, as amended on November 4, 2020 and as further amended on January 19, 2024 (the “Plan”).

In connection with the preparation of the Registration Statement and this opinion, we have examined, considered and relied upon originals or copies certified to our satisfaction of each of the following documents (collectively, the “Documents”):

(a)	the Company’s Articles and Notice of Articles;

(b)	records of corporate proceedings of the Company approving the reservation and issuance of the Shares and the Plan;

(c)	the Plan; and

(d)	such other documents, statutes, regulations, public and corporate records as we have deemed appropriate to give this opinion.

We have relied upon the factual matters contained in the representations and other factual statements of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In such examination, we have assumed without any independent investigation: (a) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents; and (b) that each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party (other than the Company) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing and as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

On the basis of and subject to the foregoing and the other assumptions and qualifications set forth herein, and provided that all necessary corporate action has been taken by the Company to authorize the issuance of the Awards, we are of the opinion that the Shares to be issued upon exercise or settlement, as applicable, of the Awards issued pursuant to the Plan and the authorized forms of award agreements thereunder (the “Award Agreements”), if and when issued in accordance with the terms and conditions of the Plan and the Award Agreements, will be validly issued as fully paid and non-assessable shares in the capital of the Company.

This opinion is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We do not express any opinion with respect to the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Blake, Cassels & Graydon LLP therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP